UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 7, 2019

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REALPAGE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2201 Lakeside Boulevard
Richardson, Texas 75082
(Address of principal executive offices, including zip code)

(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Appointment of New Chief Financial Officer

On January 7, 2019, Thomas C. Ernst, Jr, age 50, was named Executive Vice President, Chief Financial Officer and Treasurer of RealPage, Inc. (the “Company”), effective immediately. As previously disclosed, W. Bryan Hill notified the Company of his decision to resign his positions of Executive Vice President, Chief Financial Officer and Treasurer. Such resignation is effective as of January 7, 2019.

In July 2015, Mr. Ernst founded Tom Ernst Advisory, a strategic consulting firm focused on the software industry. From July 2015 until joining the Company, Mr. Ernst was engaged full-time in leading the firm and providing strategic advice to software companies, including RealPage. From July 2013 through July 2015, Mr. Ernst served as Managing Director and Global Co-Head of Software Investment Banking at Goldman Sachs, where he led the Software Investment Banking Team globally. From April 2004 through July 2013, Mr. Ernst served in various roles at Deutsche Bank for the Deutsche Bank Software U.S. Equity Research Team. He previously served as a Nuclear Engineer and Submarine Warfare Officer as well as other positions in the U.S. Navy. Mr. Ernst holds a B.S. in Mathematics from the University of Minnesota and an M.B.A. from The University of Chicago Booth School of Business.

In connection with the appointment of Mr. Ernst as Executive Vice President, Chief Financial Officer and Treasurer, the Company entered into an employment agreement with Mr. Ernst (the “Ernst Employment Agreement”) effective January 7, 2019. Pursuant to the terms of the Employment Agreement, Mr. Ernst is entitled to receive an annual base salary of $450,000 and is eligible for an annual target bonus of 70% of his annual base salary, and was granted shares of restricted stock of the Company valued at $1.1 million at the grant date with time-based vesting terms, and shares of restricted stock of the Company valued at $1.1 million with market-based vesting terms. The time-based awards vest ratably by quarter over a three-year period. The market-based awards become eligible to vest, prior to July 1, 2022, only if the trading price of the Company’s common stock rises to specified levels and exceeds those levels for a 20-day trading period. The stock price targets require significant stock price increases in order to become eligible to vest. The target payout amount for such award is 50% of the total number of shares issued, maximum payout is 100% of the total number of shares issued, and the threshold, target, exceed and maximum achievement levels require a 25%, 37.5%, 50% and 75% increase, respectively, in the Company’s stock price in order to achieve eligibility to vest at each such performance level. Once the market-based awards become eligible to vest, they vest ratably by quarter over four quarters (subject to acceleration of vesting on July 1, 2022 for any then unvested shares that became eligible to vest prior to that date). Both the time-based and the market-based restricted stock awards provide for acceleration of vesting under certain circumstances upon a change in control, death or disability. For the market-based awards, such acceleration of vesting will occur only for the portions of the award that have then already become eligible to vest. The restricted stock awards are governed by the Company’s 2010 Equity Incentive Plan (the “Equity Incentive Plan”) and the forms of award agreements approved for use thereunder, copies of which were previously filed as Exhibits 10.23 through 10.24 to the Company’s Form 10-Q (File No. 001-34846) filed on May 6, 2016.

The foregoing summary is qualified in its entirety by the full text of the Ernst Employment Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to a forthcoming periodic financial report.

Mr. Ernst has also entered into a standard indemnification agreement with the Company, the form of which was previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-166397) on April 29, 2010.

Mr. Ernst is not a party to any arrangement or understanding regarding his selection as an officer. There are no family relationships between Mr. Ernst and any executive officers, directors, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Ernst is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Principal Accounting Officer

On January 7, 2019, the Company appointed Kandis Thompson, age 52, the Company’s Senior Vice President and Chief Accounting Officer, as its principal accounting officer, reporting to Mr. Ernst. Ms. Thompson will oversee the Company’s accounting matters. Since joining the Company in July 2018, Ms. Thompson has served as the Company’s Senior Vice President and Chief Accounting Officer. From May 2017 until July 2018, Ms. Thompson served as Chief Financial Officer of Ryan, LLC, a global private-equity backed corporate tax services firm. From April 2015 to April 2017, Ms. Thompson served as Chief Accounting Officer of Tanium Inc., a cybersecurity and endpoint management software company, and from August 2013 to April 2015, Ms. Thompson served as Vice President of Accounting and US Division Chief Financial Officer of Weatherford International, Inc. Ms. Thompson held various finance leadership roles including Chief Accounting Officer of McAfee, Inc. a cybersecurity software company, from 2002 to 2012, when McAfee was acquired by Intel. Ms. Thompson is a Certified Public Accountant and holds a B.S. in Accounting and Business Administration from Southwest Baptist University.

In connection with the appointment of Ms. Thompson as principal accounting officer, the Company entered into an employment agreement with Ms. Thompson (the “Thompson Employment Agreement”), effective January 7, 2019. Pursuant to the terms of the Employment Agreement, Ms. Thompson is entitled to receive an annual base salary of $300,000 and is eligible for an annual target bonus of 45% of her annual base salary, and subject to the approval of the Compensation Committee of the Company’s Board of Directors, Ms. Thompson is eligible for future restricted stock awards governed by the Company’s Equity Incentive Plan.

The foregoing summary is qualified in its entirety by the full text of the Thompson Employment Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to a forthcoming periodic financial report.

Ms. Thompson has also entered into a standard indemnification agreement with the Company, the form of which was previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-166397) on April 29, 2010.

Ms. Thompson is not a party to any arrangement or understanding regarding her selection as an officer. Ms. Thompson has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Thompson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	RealPage, Inc. press release dated January 7, 2019.

The information furnished in this Current Report under Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

	By:	/s/ Stephen T. Winn
Stephen T. Winn
Chief Executive Officer and President

Date: January 7, 2019